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Exhibit 23.2
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                       [Hein & Associates LLP Letterhead]


                                             INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Whitco Company, L.L.P.

We consent to the use in the Registration Statement of Wentworth III, Inc. of our report dated December 20, 2002, accompanying the financial statements of Whitco Company, L.L.P. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


/S/ HEIN + ASSOCIATES LLP

Denver, Colorado
February 12, 2003






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